[LOGO BKD LLP]__________________________________________________________________



            Consent of Independent Registered Public Accounting Firm


Audit Committee, Board of Directors and Stockholders
Osage Federal Financial, Inc.
Pawhuska, Oklahoma


We consent to the inclusion in this registration statement on Form S-1 of our report dated August 11, 2006, on our audits of the consolidated balance sheets of Osage Federal Financial, Inc. as of June 30, 2006 and 2005, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2006. We also consent to the references to our firm under the heading "Experts."


                                                        /s/BKD, LLP


                                                        BKD, LLP

Joplin, Missouri
September 15, 2006


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Hammons Tower                                                                                   Commerce Bank Building
901 E. St. Louis Street, Suite 1000     3230 Hammons Boulevard    1034 W. Main Street           100 S. Broadway Street
P.O. Box 1190                           P.O. Box 1824             P.O. Box 1277                 P.O. Box 1448
Springfield, MO 65801-1190              Joplin, MO 64802-1824     Branson, MO 65615-1277        Pittsburg, KS 66762-1226
417 865-8701 Fax 417 865-0682           417 624-1065 Fax 624-1431 417 334-5165 Fax 417 334-4823 620 231-7380 Fax 620 231-1226

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